Exhibit 99.1

EZCORP REPORTS RECORD THIRD QUARTER NET INCOME OF $28.5 MILLION,
DRIVEN BY STRONG INTERNATIONAL GROWTH

AUSTIN, Texas (July 24, 2012) – EZCORP, Inc. (NASDAQ: EZPW), a leading provider of instant cash solutions for consumers, today announced results for its third fiscal quarter ended June 30, 2012. For the quarter, net income was $28.5 million, a company record for its third fiscal quarter, and earnings per share were $0.56. For the year-to-date, the company reported a 23% increase in net income and a 20% increase in earnings per share, compared with the comparable period last year (13% and 11%, respectively, on a non-GAAP basis).

Key Drivers

•
International Growth - With continued execution of the company's geographic and product diversification strategy, nearly 20% of the company's consolidated segment contribution in the quarter was attributable to areas outside the United States, up from 9% a year earlier. Total revenue in the Latin America and Other International segments combined more than doubled, with combined segment contribution increasing 142%. These year-over-year increases are the result of continued strength in the company's Empeño Fácil business in Mexico, the acquisition of controlling interests in Crediamigo and Cash Genie, and the company's strategic investments in the United Kingdom and Australia.

•
Storefront Growth − During the quarter, the company added 30 new stores (9 acquired and 21 de novo). So far this fiscal year, the company has added 139 new stores (94 acquired and 45 de novo) and now operates 1,250 locations in the United States, Canada and Mexico.

•
Mexico Pawn Operations − Empeño Fácil, the company's Mexico pawn operation, continued its strong performance. Compared to the third quarter of last year, merchandise sales were up 59%, pawn service charges were up 37%, and pawn loan balances increased 37%. In a challenging gold environment, jewelry scrapping sales were up 6%. These year-over-year increases are attributable to the continued development and maturity of the existing store base and the addition of new stores. The company now operates 223 pawn stores in Mexico, having opened 45 this fiscal year.

•
Consumer Lending Performance - Consumer loan balances increased to $79.1 million globally at June 30, driving consumer loan fees earned during the quarter up 38%. In addition, improved underwriting and collections effectiveness, coupled with the consolidation of the lower risk profile Crediamigo business, led to a significant improvement in bad debt as a percentage of consumer loan fees. In the U.S. & Canada segment, that measure improved 450 bps (from 28.4% to 23.9%), and on a consolidated basis, the measure improved 740 bps (from 28.4% to 21.0%).

•
U.S. Pawn Performance − With the exception of jewelry sales and scrapping activities, the company's pawn operations in the United States showed continued strength. Merchandise sales were up 12%, with sales of general merchandise up 23%. Pawn loan balances grew 7% to $134.1 million at quarter-end, and pawn service charges increased 14%.

•
Gold - Moderating gold prices and declining gram volume in the United States continued to negatively impact year-over-year profitability in the quarter. Fewer purchases of gold, coupled with less jewelry forfeited from pawn lending operations, resulted in a 26% decrease in same-store jewelry scrapping sales and a 19% same-store decrease in jewelry merchandise sales. The company estimates that, on a same-store basis, the change in gold metrics (price and volume) from the year-over-year quarter caused a decrease of $6 million in net revenue for the U.S. & Canada segment.

Consolidated Financial Highlights – Three months ended June 30, 2012 versus the prior year quarter

•	Total revenues of $229.0 million, up 13%, were driven by a 16% increase in pawn service charges, a 38% increase in consumer loan fees and an 18% increase in merchandise sales.

•	Net revenues of $145.3 million, were up 18%, with the increase attributable to improvement in bad debt expense.

•	Net income was up 8% to $28.5 million, a company record for the third fiscal quarter, and diluted earnings per share were $0.56, up 6%.

•
Combined loan balances (pawn and consumer loans, including CSO) at quarter-end were $250.0 million, up 43%, and reflected growth in all segments. Cash and cash equivalents at quarter-end were $51.8 million, with debt of $206.9 million (including Crediamigo third party debt of $92.2 million, all of which is non-recourse to EZCORP).

•
Administrative expense of $22.7 million includes an $8.3 million increase over last year, $4.9 million of which result from the consolidation of Crediamigo and Cash Genie, which are not store-based operations. With the exception of sales commissions, the majority of their cost base is included in administrative expenses. The remainder includes the company's continued investment in growth and profitability initiatives.

•
Income tax expense for the quarter was 30% of income before income taxes, compared with 35% last year, as the company's effective tax rate for the year was reduced from 35% to 33.5%, reflecting the success and growth of the company's business in areas outside the United States.

•	The company continued to deliver strong return on average equity of 20% for the trailing twelve months.

Strategic Acquisitions

•
Crediamigo recorded total revenues of $10.8 million and bad debt as a percentage of fees of 6.1%, which produced net revenues of $10.2 million. During the quarter, Crediamigo refinanced a portion of its $92.2 million of third party debt at a lower rate of interest. This refinancing led to a one-time reduction in interest expense of $2.8 million during the third quarter due to accelerated amortization of debt premium associated with the refinanced debt. The lower interest rate will result in reduced interest expense going forward. When combined with business results and reduced by taxes and the noncontrolling interest, the net income attributable to EZCORP was $1.8 million for the quarter. Crediamigo is continuing to refinance other portions of its debt at lower interest rates, which will further enhance future profitability.

•
On April 14, the company acquired 72% of the shares in Artiste Holding Limited, which provides online loans in the U.K. under the name “Cash Genie.” Cash Genie is one of the top 10 largest online lenders in the U.K. The company expects that Cash Genie will be accretive to earnings within its first year following acquisition.

Company Outlook

The Company expects that, as a result of continuation of recent gold and jewelry trends, earnings for the full year will be at the lower end of its previously announced guidance range of $2.85 to $2.95 per share.
Commenting on the quarter's results, EZCORP's President and Chief Executive Officer, Paul Rothamel, said “I am pleased with our financial performance this year and the overall trajectory of our business as we continue to transition EZCORP to a multi-national provider of instant cash solutions to a growing marketplace. Our investments in new stores, new products and new businesses continue to improve our ability to serve the sophisticated consumer. We expect these high-return investments, funded with our conservative capital structure and balance sheet, will provide very strong shareholder value for years to come.”

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About EZCORP
EZCORP is a leading provider of instant cash solutions for consumers. Through 1,250 company-operated pawn, buy/sell and personal financial services locations in the U.S., Mexico and Canada, we provide a variety of instant cash solutions, including pawn loans, consumer loans, and fee-based credit services to customers seeking loans. At our pawn and buy/sell stores, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
EZCORP owns controlling interests in Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R. (doing business under the name “Crediamigo”), a leading provider of payroll deduction loans in Mexico, and in Artiste Holding Limited (doing business under the name “Cash Genie”), a leading provider of online loans in the U.K. The company also has significant investments in Albemarle & Bond Holdings PLC (ABM.L), one of the U.K.’s largest pawnbroking businesses with over 170 full-line stores offering pawnbroking, jewelry retailing, gold buying and financial services; and in Cash Converters International Limited (CCV.L and CCV.ASX), which franchises and operates a worldwide network of over 600 stores that provide personal financial services and sell pre-owned merchandise.

Special Note Regarding Forward-Looking Statements
This announcement contains certain forward-looking statements regarding the Company’s expected operating and financial performance for future periods, including expected future earnings and growth rates. These statements are based on the Company’s current expectations. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including changes in the regulatory environment, changing market conditions in the overall economy and the industry, fluctuations in gold prices or the desire of our customers to pawn or sell their gold items, and consumer demand for the Company’s services and merchandise. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company has provided non-GAAP net income and non-GAAP earnings per share for the nine months ended June 30, 2011. The only difference between the presented non-GAAP measures and the most closely comparable GAAP measures is the exclusion of a one-time charge related to the retirement of the Company’s former Chief Executive Officer and the related tax benefit included in the quarter ended December 31, 2010. The Company’s management uses these non-GAAP financial measures to understand its financial performance from period to period. Management does not believe that the excluded one-time charge is reflective of underlying operating performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the corresponding GAAP measures, but rather are provided to facilitate an enhanced understanding of the Company’s actual and expected performance and to enable more meaningful period-to-period comparisons. A reconciliation of the non-GAAP financial measures to the most closely comparable GAAP financial measures is provided in the accompanying financial schedules.

EZCORP Investor Relations
(512) 314-2220
Investor_Relations@ezcorp.com
www.ezcorp.com

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EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data and percents)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Merchandise sales	$75,958	$64,574	$257,849	$214,227
Jewelry scrapping sales	41,974	50,771	151,552	149,431
Pawn service charges	56,163	48,365	172,399	144,944
Consumer loan fees	53,504	38,870	148,911	125,652
Other	1,365	572	3,404	978
Total revenues	228,964	203,152	734,115	635,232
Merchandise cost of goods sold	44,254	36,691	148,530	122,641
Jewelry scrapping cost of goods sold	28,199	32,437	95,933	96,617
Consumer loan bad debt	11,251	11,027	28,742	27,795
Net revenue	145,260	122,997	460,910	388,179
Operations expense	75,709	66,753	227,479	197,302
Administrative expense	22,697	14,379	63,761	56,250
Depreciation	6,215	4,458	16,805	12,670
Amortization	1,162	221	3,086	654
(Gain) / loss on sales / disposal of assets	312	169	138	(2)
Operating income	39,165	37,017	149,641	121,305
Interest income	(133)	(21)	(486)	(35)
Interest expense	1,030	586	4,180	1,186
Equity in net income of unconsolidated affiliates	(4,197)	(4,099)	(12,935)	(12,157)
Other	160	(103)	(157)	(160)
Income before income taxes	42,305	40,654	159,039	132,471
Income tax expense	12,594	14,127	52,603	46,677
Net income	29,711	26,527	106,436	85,794
Attributable to reedemable noncontrolling interest	1,188	—	1,300	—
Net income attributable to EZCORP, Inc.	$28,523	$26,527	$105,136	$85,794

Net income per share, diluted	$0.56	$0.53	$2.06	$1.71
Weighted average shares, diluted	51,340	50,385	51,042	50,292

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EZCORP, Inc.
Highlights of Consolidated Balance Sheets
(in thousands)

	June 30, (unaudited)		September 30,
	2012	2011	2011
Assets:
Current assets:
Cash and cash equivalents	$51,825	$27,492	$23,969
Pawn loans	147,503	134,633	145,318
Consumer loans, net	28,487	14,437	14,611
Pawn service charges receivable, net	26,092	24,372	26,455
Consumer loan fees receivable, net	25,729	6,884	6,775
Inventory, net	94,421	79,031	90,373
Deferred tax asset	18,226	16,150	18,125
Federal income tax receivable	9,898	3,099	—
Prepaid expenses and other assets	40,268	21,932	30,611
Total current assets	442,449	328,030	356,237
Investments in unconsolidated affiliates	125,309	114,777	120,319
Property and equipment, net	100,196	75,049	78,498
Goodwill	321,423	167,017	173,206
Intangible assets, net	78,666	20,192	19,790
Non-current consumer loans, net	50,587	—	—
Other assets, net	19,443	8,556	8,400
Total assets	$1,138,073	$713,621	$756,450
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and other accrued expenses	$71,091	$53,242	$57,400
Current maturities of long-term debt	31,126	—	—
Customer layaway deposits	6,740	6,131	6,176
Federal income taxes payable	—	—	693
Total current liabilities	108,957	59,373	64,269
Long-term debt, less current maturities	175,740	26,500	17,500
Deferred tax liability	7,788	1,237	8,331
Deferred gains and other long-term liabilities	14,951	2,209	2,102
Total liabilities	307,436	89,319	92,202
Temporary equity:
Redeemable noncontrolling interest	44,864	—	—
Stockholders’ equity	785,773	624,302	664,248
Total liabilities and stockholders’ equity	$1,138,073	$713,621	$756,450

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EZCORP, Inc.
Operating Segment Results (Unaudited)
(In thousands)

	Three Months Ended June 30, 2012
	U.S. & Canada	Latin America	Other International	Consolidated
Revenues:
Merchandise sales	$65,799	$10,159	$—	$75,958
Jewelry scrapping sales	37,456	4,518	—	41,974
Pawn service charges	49,979	6,184	—	56,163
Consumer loan fees	39,243	10,381	3,880	53,504
Other	649	558	158	1,365
Total revenues	193,126	31,800	4,038	228,964
Merchandise cost of goods sold	38,519	5,735	—	44,254
Jewelry scrapping cost of goods sold	24,415	3,784	—	28,199
Consumer loan bad debt	9,368	632	1,251	11,251
Net revenues	120,824	21,649	2,787	145,260
Operating expenses:
Store operations	65,975	8,792	942	75,709
Administrative	5,970	4,335	1,870	12,175
Depreciation	3,622	1,054	73	4,749
Amortization	142	999	21	1,162
Loss on sale/disposal of assets	93	(4)	223	312
Interest, net	(1)	22	(1)	20
Equity in net income of unconsolidated affiliates	—	—	(4,197)	(4,197)
Other	614	(13)	(441)	160
Segment contribution	$44,409	$6,464	$4,297	$55,170
Corporate expenses				12,865
Income before taxes				42,305
Income tax expense				12,594
Net income				29,711
Net income attributable to reedemable noncontrolling interest				1,188
Net income attributable to EZCORP, Inc.				$28,523

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EZCORP, Inc.
Operating Segment Results (Unaudited)
(In thousands)

	Three Months Ended June 30, 2011
	U.S. & Canada	Latin America	Other International	Consolidated
Revenues:
Merchandise sales	$58,173	$6,401	$—	$64,574
Jewelry scrapping sales	46,514	4,257	—	50,771
Pawn service charges	43,846	4,519	—	48,365
Consumer loan fees	38,870	—	—	38,870
Other	566	6	—	572
Total revenues	187,969	15,183	—	203,152
Merchandise cost of goods sold	32,924	3,767	—	36,691
Jewelry scrapping cost of goods sold	28,951	3,486	—	32,437
Consumer loan bad debt	11,027	—	—	11,027
Net revenues	115,067	7,930	—	122,997
Operating expenses:
Store operations	61,347	5,406	—	66,753
Administrative	4,293	1,014	506	5,813
Depreciation	2,828	639	—	3,467
Amortization	117	104	—	221
Gain on sale/disposal of assets	157	12	—	169
Interest, net	20	2	—	22
Equity in net income of unconsolidated affiliates	—	—	(4,099)	(4,099)
Other	2	2	(107)	(103)
Segment contribution	$46,303	$751	$3,700	$50,754
Corporate expenses				10,100
Income before taxes				40,654
Income tax expense				14,127
Net income				26,527
Net income attributable to redeemable noncontrolling interest				—
Net income attributable to EZCORP, Inc.				$26,527

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EZCORP, Inc.
Operating Segment Results (Unaudited)
(In thousands)

	Nine Months Ended June 30, 2012
	U.S. & Canada	Latin America	Other International	Consolidated
Revenues:
Merchandise sales	$227,849	$30,000	$—	$257,849
Jewelry scrapping sales	139,736	11,816	—	151,552
Pawn service charges	154,854	17,545	—	172,399
Consumer loan fees	127,061	17,764	4,086	148,911
Other	2,444	802	158	3,404
Total revenues	651,944	77,927	4,244	734,115
Merchandise cost of goods sold	132,469	16,061	—	148,530
Jewelry scrapping cost of goods sold	87,102	8,831	—	95,933
Consumer loan bad debt	26,136	1,140	1,466	28,742
Net revenues	406,237	51,895	2,778	460,910
Operating expenses:
Store operations	203,190	23,001	1,288	227,479
Administrative	17,841	9,964	2,292	30,097
Depreciation	10,121	2,576	109	12,806
Amortization	414	2,651	21	3,086
(Gain)/loss on sale/disposal of assets	(82)	(3)	223	138
Interest, net	3	1,755	(1)	1,757
Equity in net income of unconsolidated affiliates	—	—	(12,935)	(12,935)
Other	345	3	(505)	(157)
Segment contribution	$174,405	$11,948	$12,286	$198,639
Corporate expenses				39,600
Income before taxes				159,039
Income tax expense				52,603
Net income				106,436
Net income attributable to redeemable noncontrolling interest				1,300
Net income attributable to EZCORP, Inc.				$105,136

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EZCORP, Inc.
Operating Segment Results (Unaudited)
(In thousands)

	Nine Months Ended June 30, 2011
	U.S. & Canada	Latin America	Other International	Consolidated
Revenues:
Merchandise sales	$196,898	$17,329	$—	$214,227
Jewelry scrapping sales	138,068	11,363	—	149,431
Pawn service charges	133,355	11,589	—	144,944
Consumer loan fees	125,652	—	—	125,652
Other	944	34	—	978
Total revenues	594,917	40,315	—	635,232
Merchandise cost of goods sold	112,605	10,036	—	122,641
Jewelry scrapping cost of goods sold	87,416	9,201	—	96,617
Consumer loan bad debt	27,795	—	—	27,795
Net revenues	367,101	21,078	—	388,179
Operating Expenses:
Store operations	182,769	14,533	—	197,302
Administrative	14,103	3,030	558	17,691
Depreciation	8,194	1,723	—	9,917
Amortization	353	301	—	654
(Gain)/loss on sale/disposal of assets	(15)	13	—	(2)
Interest, net	20	4	—	24
Equity in net income of unconsolidated affiliates	—	—	(12,157)	(12,157)
Other	5	3	(168)	(160)
Segment contribution	$161,672	$1,471	$11,767	$174,910
Corporate expenses				42,439
Income before taxes				132,471
Income tax expense				46,677
Net income				85,794
Net income attributable to redeemable noncontrolling interest				—
Net income attributable to EZCORP, Inc.				$85,794

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EZCORP, Inc.
Store Count Activity

	Three Months Ended June 30, 2012
	Company-owned Stores				Franchises
	U.S. & Canada	Latin America	Other International	Consolidated
Beginning of period	970	250	—	1,220	12
De novo	4	19	—	23	—
Acquired	9	—	—	9	—
Sold, combined or closed	(1)	(1)	—	(2)	—
End of period	982	268	—	1,250	12

	Nine Months Ended June 30, 2012
	Company-owned Stores				Franchises
	U.S. & Canada	Latin America	Other International	Consolidated
Beginning of period	933	178	—	1,111	13
De novo	12	46	—	58	—
Acquired	49	45	—	94	—
Sold, combined or closed	(12)	(1)	—	(13)	(1)
End of period	982	268	—	1,250	12

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Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except per share data)
The following tables provide a reconciliation of the differences between the reported or projected non-GAAP financial measures for the periods indicated and the most comparable GAAP financial measures. The non-GAAP financial measures presented may not be directly comparable to similarly titled measures reported by other companies and their usefulness for such purposes are therefore limited. EZCORP management believes presentation of the non-GAAP financial measures enhances investors’ ability to analyze the Company’s operating results. However, non-GAAP financial measures are not an alternative to GAAP financial measures and should be read only in conjunction with financial measures presented on a GAAP basis.

	Nine Months Ended June 30, 2012			Nine Months Ended June 30, 2011
	GAAP	Non-GAAP Adjustments	Non-GAAP	GAAP	Non-GAAP Adjustments	Non-GAAP

Net revenue	$460,910	—	$460,910	$388,179	—	$388,179
Operations expense	227,479	—	227,479	197,302	—	197,302
Administrative expense	63,761	—	63,761	56,250	(10,945)	45,305
Depreciation	16,805	—	16,805	12,670	—	12,670
Amortization	3,086	—	3,086	654	—	654
(Gain) / loss on sale/disposal of assets	138	—	138	(2)	—	(2)
Operating income	149,641	—	149,641	121,305	10,945	132,250
Interest income	(486)	—	(486)	(35)	—	(35)
Interest expense	4,180	—	4,180	1,186	—	1,186
Equity in net income of unconsolidated affiliates	(12,935)	—	(12,935)	(12,157)	—	(12,157)
Other	(157)	—	(157)	(160)	—	(160)
Income before income taxes	159,039	—	159,039	132,471	10,945	143,416
Income tax expense	52,603	—	52,603	46,677	3,831	50,508
Net income	106,436	—	106,436	85,794	7,114	92,908
Attributable to noncontrolling interest	1,300	—	1,300	—	—	—
Net income attributable to EZCORP, Inc.	$105,136	$—	$105,136	$85,794	$7,114	$92,908
Net income per share, diluted	$2.06	$—	$2.06	$1.71	$0.14	$1.85
Weighted average shares, diluted	51,042	—	51,042	50,292	50,292	50,292

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